Exhibit 10.4

EXECUTION COPY

AMENDMENT NO. 1 TO THE BRIDGE LOAN AGREEMENT

Dated as of December 7, 2006

AMENDMENT NO. 1 TO THE BRIDGE LOAN AGREEMENT (this “Amendment”) among Capmark Financial Group Inc., a Nevada corporation (the “Company”), the financial institutions and other institutional lenders party hereto (the “Majority Lenders”), and Citicorp North America, Inc., as administrative agent (the “Agent”) for the Lenders.

RECITALS:

(1)           The Company, the financial institutions and other institutional lenders party thereto (the “Lenders”), the Agent and the other agents party thereto have entered into a bridge loan agreement dated as of March 23, 2006 (as amended, supplemented or otherwise modified, the “Bridge Loan Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Bridge Loan Agreement.

(2)           The Company has requested that the Lenders agree to amend certain provisions of the Bridge Loan Agreement as described herein for the purpose of amending the manner in which Net Cash Proceeds resulting from issuances of Permanent Securities are applied in connection with mandatory prepayments of the Facility.

(3)           Pursuant to subsection 9.1(a) of the Bridge Loan Agreement, the Majority Lenders may, or, with the written consent of the Majority Lenders, the Agent may, from time to time, enter into with the Company, written amendments, supplements or modifications to the Bridge Loan Agreement for the purpose of adding any provisions to the Bridge Loan Agreement or changing in any manner the rights of the Lenders or of the Company under the Bridge Loan Agreement.

(4)           The Agent, the Majority Lenders and the Company have each agreed, subject to the terms and conditions stated below, to amend the Bridge Loan Agreement as hereinafter set forth.

SECTION 1.           AMENDMENTS TO BRIDGE LOAN AGREEMENT

(a)           Subsection 2.4(b)(ii) of the Bridge Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(ii)         The Company shall, within five Business Days following the receipt by the Company or any of its Subsidiaries of any Net Cash Proceeds from the issuance or incurrence of any Permanent Securities, prepay the Loans in an amount equal to such Net Cash Proceeds, such amount to be applied ratably to the outstanding principal amount of the Loans then owing to the Lenders; provided that, notwithstanding the foregoing, if the Company shall have prepaid the Loans by at least $1,500,000,000 in the aggregate prior to the first issuance of Permanent Securities after the Closing Date, then the Company shall, within five Business Days following the receipt by the Company or any of its Subsidiaries of the Net Cash Proceeds from the issuance or incurrence of any Permanent Securities (such Net Cash Proceeds, “Securities Proceeds”), prepay the Loans as follows (all such prepayments to be applied ratably to the outstanding principal amount of the Loans then owing to the Lenders):

(A)          100% of Securities Proceeds shall be applied to prepay the Loans, up to an aggregate amount of $1,500,000,000 of prepayments from all Securities Proceeds pursuant to this clause (A);

(B)           50% of Securities Proceeds (if any) in excess of an aggregate of $1,500,000,000 (for all Permanent Securities) shall be applied to prepay the Loans, up to an aggregate amount of $750,000,000 of prepayments from all Securities Proceeds pursuant to this clause (B); and

(C)           100% of Securities Proceeds (if any) in excess of an aggregate of $3,000,000,000 (for all Permanent Securities) shall be applied to prepay the Loans.”

SECTION 2.           CONDITIONS OF EFFECTIVENESS

This Amendment shall become effective as of the date first above written when, and only when, the following conditions have been satisfied:

(a)           the Agent shall have received counterparts of this Amendment executed by the Majority Lenders, or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment;

(b)           each Guarantor has executed and delivered a consent in the form of Annex I hereto; and

(c)           all fees and expenses of the Agent and the Lenders (including all reasonable fees and expenses of counsel to the Agent), to the extent invoiced prior to the date hereof, shall have been paid.

SECTION 3.           CONFIRMATION OF REPRESENTATIONS AND WARRANTIES

(a)           The Company hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Bridge Loan Agreement (to the extent relating to the Company) are true and correct in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

(b)           The Company hereby represents and warrants that, on and as of the date hereof, no event has occurred and is continuing that constitutes a Default.

SECTION 4.           AFFIRMATION OF THE COMPANY

The Company hereby consents to the amendments to the Bridge Loan Agreement effected hereby, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of the Company contained in the Bridge Loan Agreement, as amended hereby, or in any other Loan Documents to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects.

SECTION 5.           REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS

(a)           On and after the effectiveness of this Amendment, each reference in the Bridge Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Bridge Loan Agreement and each reference in the Notes and each of the other Loan Documents to “the Bridge Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Bridge Loan Agreement shall mean and be a reference to the Bridge Loan Agreement as amended by this Amendment.

(b)           The Bridge Loan Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are

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hereby in all respects ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Bridge Loan Agreement or any other Loan Document, nor constitute a waiver of any provision of the Bridge Loan Agreement or any other Loan Document.

SECTION 6.           COSTS, EXPENSES

The Company agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of subsection 9.5 of the Bridge Loan Agreement.

SECTION 7.           EXECUTION IN COUNTERPARTS

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.           GOVERNING LAW

This Amendment shall be governed by, construed and interpreted in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CAPMARK FINANCIAL GROUP INC., as the Company

By:	/s/ James R. Baio
Name: James R. Baio
Title: Executive Vice President and Chief Financial Officer

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:	/s/ Yoko Otani
Name: Yoko Otani
Title: Managing Director

Credit Suisse, Cayman Islands Branch

By:	/s/ David Dodd
Name: David Dodd
Title: Vice President

By:	/s/ Shaheen Malik
Name: Shaheen Malik
Title: Associate

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Deutsche Bank AG Cayman Islands Branch, as a Majority Lender

By:	/s/ Steven P. Lapham
Name: Steven P. Lapham
Title: Managing Director

By:	/s/ Joanna Soliman
Name: Joanna Soliman
Title: Assistant Vice President